Exhibit 10.2
Delta Natural Gas Company, Inc.
Notice of Stock Bonus Award

Name of Stock Recipient:	_______________________________
No. of Shares:	_______________________________
Grant Date:	_______________________________

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This is a Notice of Stock Bonus Award (the “Notice”) from Delta Natural Gas Company, Inc., a Kentucky corporation (the “Company”), to the recipient identified above (the “Recipient”) effective as of the Grant Date specified above.

Background

A.           The Company maintains the Delta Natural Gas Company, Inc. Incentive Compensation Plan (the “Plan”).

B.           Under the Plan, the Corporate Governance and Compensation Committee of the Board of Directors of the Company or such other committee appointed by the Board (collectively, the “Plan Administrator”) administers the Plan and has the authority to determine the awards to be granted under the Plan.

C.           The Plan Administrator has determined that the Recipient is eligible to receive an award under the Plan in the form of common stock of the Company.

D.           The Company hereby grants such common stock to the Recipient under the terms and conditions that follow.

Terms and Conditions1

1.           Grant of Stock Bonus.  The Company hereby grants to the Recipient the number of shares of common stock of the Company specified in the table at the beginning of this Notice on the terms and conditions set forth in this Notice and as otherwise provided in the Plan (the “Stock Bonus”).   The Plan is attached as Exhibit A.

2.           Payment of Stock Bonus.  Your Stock Bonus will be paid as soon as administratively feasible after the Grant Date, but no later September 13, 2010 (the seventy fifth day following the end of the fiscal year). Payment will be made in the form of whole shares of Company common stock in a lump sum payment. If your employment or your term as an Outside Director is terminated due to Disability, Retirement or death after the award of a Stock Bonus but before the payment of the shares of common stock, you or your respective beneficiaries, as applicable, shall receive payment of the shares of common stock within the time period referenced herein. If your employment or your term as an Outside Director is terminated for any other reason after the award of a Stock Bonus but before the payment of the shares of common stock, the payment shall be forfeited.

3.           Definitions.  The following terms used in this Notice will have the meanings indicated:

(a)           “Disability” shall mean (a) the mental or physical disability of the Recipient defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Recipient is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Plan Administrator, in its sole discretion, of total disability (based on medical evidence) that precludes the Recipient from engaging in their full-time position at the Company for wage or profit for at least twelve months and appears to be permanent. All decisions by the Plan Administrator relating to a Recipient’s Disability (including a decision that a Recipient is not disabled), shall be final and binding on all parties.

(b)           “Outside Director” shall mean a director of the Company who is not employed by the Company or one of its subsidiaries in a customary employer-employee relationship and designated as such in accordance with the Company’s standard employment practices.

(c)           “Retirement” shall mean the termination of employment for a Recipient consistent with the provisions for early or normal retirement under the defined benefit pension plan sponsored by the Company.  Notwithstanding the foregoing, “Retirement” before the Recipient is eligible for normal retirement under such plan shall require prior approval by the Plan Administrator. With respect to a Recipient who is an Outside Director, “Retirement” shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors.

DELTA NATURAL GAS COMPANY, INC.

By:  ________________________________Its:  ________________________________

005522.135297/3910752.1

1 Any capitalized term used in this Notice shall have the meaning set forth in this Notice (including in the table at the beginning of this Notice) or, if not defined in this Notice, the meaning set forth in the Plan as it currently exists or as it is amended in the future.

Exhibit A

DELTA NATURAL GAS COMPANY, INC.
INCENTIVE COMPENSATION PLAN

Effective January 1, 2010

TABLE OF CONTENTS

ARTICLE I	PURPOSE

1.1	Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

ARTICLE II	DEFINITIONS

2.1	“Agreement” or “Award Agreement”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.2	“Award". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.3	“Award Date” or “Grant Date” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.4	“Board” or “Board of Directors” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.5	“Change in Control” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.6	“Code”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.7	“Committee” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.8	“Common Stock” or “Stock” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.9	“Company” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.10	“Covered Participant”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
2.11	“Designated Beneficiary” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.12	“Disability” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.13	“Effective Date” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.14	“Eligible Employee” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.15	“Employee”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.16	“Exchange Act”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.17	“Fair Market Value” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.18	“Outside Director” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.19	“Participant” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.20	“Participating Company” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.21	“Performance Award”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.22	“Performance Criteria” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.23	“Performance Period” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.24	“Performance Share”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.25	“Person”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.26	“Plan” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.27	“Restricted Stock” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.28	“Restricted Period” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.29	“Retirement” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.30	“Rule 16b-3” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.31	“Section 162(m)”. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.32	“Securities Act” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.33	“Shares” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.34	“Stock Bonus Award” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
2.35	“Subsidiary” . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

ARTICLE III	ELIGIBILITY

3.1	Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

ARTICLE IV	SHARES SUBJECT TO THE PLAN

4.1	Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
4.2	Forfeited Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
4.3	Capital Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4

ARTICLE V	RESTRICTED STOCK

5.1	Grant of Restricted Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
5.2	Restricted Stock Award Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
5.3	Restriction Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
5.4	Removal of Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
5.5	Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
5.6	Dividends and Other Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
5.7	Death, Disability or Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5

ARTICLE VI	PERFORMANCE SHARES

6.1	Grant of Performance Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
6.2	Performance Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5

ARTICLE VII	STOCK BONUS AWARDS

7.1	Awards of Stock Bonus Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
7.2	Form and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7

ARTICLE VIII	SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

8.1	Special Provisions Applicable to Covered Participants. . . . . . . . . . . . . . . . .	8

ARTICLE IX	CHANGE IN CONTROL

9.1	Change in Control Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
9.2	Change in Control Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9

ARTICLE X	ADMINISTRATION

10.1	The Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
10.2	Committee Decisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
10.3	Rule 16b-3, Section 162(m) and Section 409A Requirements . . . . . . . . . . .	11

ARTICLE XI	GENERAL PROVISIONS

11.1	Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
11.2	Terms of Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
11.3	Guidelines Applicable to All Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.4	Non-transferability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.5	No Right to Employment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.6	Rights as Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.7	Construction of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.8	Amendment of Plan or Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
11.9	Exemption from Computation of Compensation for Other Purposes . . . . . .	12
11.10	Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.11	Special Provisions for Certain participants . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.12	Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.13	Conflict with Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.14	Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.15	Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.16	Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
11.17	No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13

DELTA NATURAL GAS COMPANY, INC.
 INCENTIVE COMPENSATION PLAN

Effective January 1, 2010
As Approved by the Shareholders on November 19, 2009

ARTICLE I
 PURPOSE

1.1 Purpose. Delta Natural Gas Company, Inc. (“Company”), a Kentucky corporation, hereby establishes the Delta Natural Gas Company, Inc. Incentive Compensation Plan (“Delta Incentive Compensation Plan”) to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries. The Plan permits the grant of  Performance Shares, Restricted Stock, and Stock Bonus Awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

ARTICLE II
 DEFINITIONS

2.1 “Agreement” or “Award Agreement” shall mean a written agreement between the Company and a Participant implementing an Award, and setting forth the particular terms, conditions and restrictions of the Award.

2.2 “Award” shall mean an award or grant made to a Participant under Article V, VI or VII.

2.3 “Award Date” or “Grant Date” shall mean the date on which an Award is made by the Committee under the Plan.

2.4 “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.5 “Change in Control” shall be defined in Section 9.2.

2.6 “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.

2.7 “Committee” shall mean the Corporate Governance and Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan in accordance with Article X.

2.8 “Common Stock” or “Stock” shall mean the Common Stock of the Company without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

2.9 “Company” shall mean Delta Natural Gas Company, Inc., a Kentucky corporation, or any successor thereto.

2.10 “Covered Participant” shall mean a Participant who is a “covered employee” as defined in Code Section 162(m) (3).

2.11 “Designated Beneficiary” shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s estate.

2.12 “Disability” shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in their full-time position at the Company for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

2.13 “Effective Date” shall mean January 1, 2010.

2.14 “Eligible Employee” shall mean an Employee who is an officer or other management or highly compensated employee of a Participating Company as designated by the Committee to be eligible to participate in the Plan.

2.15 “Employee” shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Company’s standard employment practices.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.

2.17 “Fair Market Value” shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

2.18 “Outside Director” shall mean a member of the Board who is not an Employee.

2.19 “Participant” shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

2.20 “Participating Company” shall mean the Company and such other Subsidiaries as the Board authorizes to participate herein.

2.21 “Performance Award” shall mean a performance-based Award made under Section 6.2, which may be in the form of Performance Shares.

2.22 “Performance Criteria” shall mean objectives established by the Committee for a Performance Period for the purpose of determining when an Award subject to such objectives has been earned, and may include alternative and multiple Performance Criteria, including operating and maintenance expense targets, customer satisfaction, safety, and financial goals including absolute or relative (i.e., in relation to a peer group of companies) total shareholder return, revenues, sales, net income, EBITDA, return on assets, earnings per share and/or growth thereof, or net worth of the Company, any of its Subsidiaries, divisions, business units or other areas of the Company.

2.23 “Performance Period” shall mean the time period designated by the Committee during which Performance Criteria must be met in order for a Participant to obtain a performance-based award.

2.24 “Performance Share” shall mean an Award, designated as a Performance Share, granted to a Participant pursuant to Section 6.2, the value of which is equal to a share of Company Stock and which is determined, in whole or in part, by the attainment of pre-established Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

2.25 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.26 “Plan” shall mean the Delta Incentive Compensation Plan, as herein established and as hereafter amended from time to time.

2.27 “Restricted Stock” shall mean an Award of Stock to a Participant pursuant to Article V herein.

2.28 “Restriction Period” shall mean the period during which the transfer of Shares of Restricted Stock is restricted and is subject to a risk of forfeiture, pursuant to Article V.

2.29 “Retirement” shall mean the termination of employment for a Participant consistent with the provisions for early or normal retirement under the defined benefit pension plan sponsored by the Company.  Notwithstanding the foregoing, “Retirement” before the Participant is eligible for normal retirement under such plan shall require prior approval by the Committee. With respect to a Participant who is an Outside Director, “Retirement” shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors.

2.30 “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

2.31 “Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time.

2.32 “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.

2.33 “Shares” shall mean shares of Common Stock of the Company.

2.34 “Stock Bonus Award” shall mean a bonus, in the form of Stock, under Article VII.

2.35 “Subsidiary” shall mean any entity with respect to which Delta owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

ARTICLE III
ELIGIBILITY

3.1 Eligibility. The Committee shall have sole and complete discretion in determining the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan.  An Eligible Employee or Outside Director of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided for in Section 4.3 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000 Shares, which shall be in a combination of Restricted Stock, Performance Shares and Stock Bonus Awards as described in Articles V, VI and  VII. Shares of Common Stock issued pursuant to Awards under the Plan may be authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2 Forfeited Shares. In the event that shares issued pursuant to the Awards are cancelled or forfeited for any reason, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

4.3 Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, and in the number and kind of Shares covered by any Awards granted before such change.  Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event. Any adjustments will comply with Code Section 409A to the extent required to avoid penalties.

ARTICLE V
 RESTRICTED STOCK

5.1 Grant of Restricted Stock. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

5.2 Restricted Stock Award Agreement. Each share of Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such Shares in the event such conditions are not satisfied, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of conditions in the Award Agreement: (a) conditions for acceleration or achievement of the end of the Restriction Period based on any Performance Criteria and (b) any other conditions or restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

5.3 Restriction Period. Except as otherwise provided in this Article, the Shares of Restricted Stock  granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. Subject to Section 5.7 and Article IX, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not re-elected to the Board or otherwise resigns as a member of the Board, prior to the end of the Restriction Period, he or she will forfeit all interests in the Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

5.4 Removal of Restrictions.  Except as otherwise provided in this Article V, Restricted Stock  covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee and set forth in the applicable Award Agreement.

5.5 Voting Rights. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

5.6 Dividends and Other Distributions. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

5.7 Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the Participant’s death, Disability, or Retirement while an Employee or an Outside Director, the following shall apply:

(a) In the event of the Participant’s Disability or Retirement before the Restriction Period has ended, the restrictions on the Shares awarded to the Participant shall be removed upon expiration of the Restriction Period, and the number of Shares the Participant shall be entitled to, if any, shall equal (i) the number of Shares, if any, the Participant would otherwise be entitled to had the individual been an active Participant at the end of the Restriction Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Restriction Period the Participant was an active Participant hereunder; or

(b) In the event of the Participant’s death before the Restriction Period has ended, the restrictions on the Shares awarded to the Participant shall be removed upon the Participant’s date of death, and the number of Shares the Participant shall be entitled to, if any, shall equal the number of Shares contingently granted to the Participant, without any further adjustment.

ARTICLE VI
 PERFORMANCE SHARES

6.1 Grant of Performance Shares. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law,  the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Performance Awards as described in Section 6.2. Any such Awards shall be governed by the terms of an Agreement, and the Committee may impose such terms and conditions, similar to those described in Section 5.2  and not inconsistent with the terms of this Plan, as it deems appropriate on such Award.

6.2 Performance Awards.

(a) Grant of Performance Awards. Performance Awards granted hereunder may be issued in the form of Performance Shares to Participants subject to the Performance Criteria, Performance Period and other considerations or restrictions as the Committee shall determine. The Committee shall have complete discretion in determining the number and value of Performance Shares granted to each Participant.

(b) Value of Performance Awards. The Committee shall determine the number and value of Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Share to the Participant.

(c) Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Criteria established by the Committee and set forth in the Award Agreement have been satisfied.

(d) Form and Time of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of the Performance Award shall be made in Shares. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash. Payment of the Stock as well as any cash for a fractional share shall be made at such times as may be determined by the Committee following the end of the Performance Period to which it relates, but not later than the last day of the seventy five (75) day period following the end of the Performance Period.

(e) Death, Disability or Retirement. Unless otherwise provided in a Participant’s Award Agreement:

(1) In the event of a Participant’s Disability or Retirement before the Performance Period has ended, the number of Shares the Participant shall be entitled to, if any, shall equal (i) the number of Shares, if any, the Participant would otherwise be entitled to had the individual been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (ii) the portion of the Performance Period during which the Participant was an active Participant, and such Shares shall be distributed following the end of the Performance Period as set forth in Subsection 6.2(d) above; or

(2) In the event of a Participant’s death while an Employee or Outside Director before the Performance Period has ended, the Company will be assumed to have achieved a target performance level for the Performance Period in which death occurs, and the number of Shares the Participant’s beneficiary shall be entitled to, if any, shall equal the number of Shares the Participant would otherwise be entitled to had the Participant been an active Participant at the end of the Performance Period, and such Shares shall be distributed within a reasonable period following death; or

(3) In the event of a Participant’s Disability, Retirement or death after the end of the Performance Period, but before the date the Shares are distributed, the number of Shares the Participant shall be entitled to, if any, shall be based on the actual Performance Criteria for the entire Performance Period.

(f) Other Termination. No Participant shall have a right to receive payment in respect of an Award for a Performance Period if the Participant resigns or is otherwise terminated from the Company or, in the case of an Outside Director, is not re-elected (i) before the end of the Performance Period, or (ii) after the end of the Performance period but before the Performance Award is paid, for reasons other than the Participant’s death, Disability, or Retirement or following a Change in Control.

(g) Short-Term Disability; Other Authorized Leaves of Absence. Absence of a Participant from employment during a Performance Period and entitling the Participant to (i) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (ii) sickness allowance and/or short-term disability benefits under the Company’s employee benefit plans, shall not affect any Award. In the event a Participant is absent from employment during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount or number of Shares the Participant shall be entitled to, if any, under any Award shall equal (i) the amount or number of Shares, if any, to which the Participant would otherwise be entitled had the individual been an active Participant during the entire Performance Period ( i.e. , as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence) and such Shares shall be distributed following the end of the Performance Period as set forth in Subsection 6.2(d) above.

(h) Adjustment of Award Due to Demotion or Promotion. The Committee, in its discretion, may reduce an Award in the event of a Participant’s demotion during a Performance Period, or grant an additional Award in the event of a Participant’s promotion during a Performance Period.

(i) Restriction on Payment of Awards. No distributions in respect of Performance Shares shall be made, and such distribution shall be forfeited, if at the time a distribution would otherwise have been made:

(1)           The regular quarterly dividend on any outstanding common or preferred shares of the Company has been omitted and not subsequently paid; or

(2) The estimated consolidated net income of the Company for the immediately preceding twelve-month period is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate).

ARTICLE VII
STOCK BONUS AWARDS

7.1 Awards of Stock Bonus Shares.  A “Stock Bonus” for purposes of this Article VII is an award of Shares of the Company’s Stock for services rendered to the Company or any Participating Company. Subject to the limitations set forth in Section 4.1 and the other terms and conditions of the Plan and applicable law, the Committee may award to any Employee and/or Outside Director Shares as a Stock Bonus for past service rendered to the Company or any Participating Company as the Committee, in its sole discretion, may from time to time determine. The Committee will determine the number of Shares to be awarded to Employees and Outside Directors. Stock Bonuses may vary among Employees and/or Outside Directors and between groups of Employees and/or Outside Directors, and may be based upon the achievement of the Company or any Participating Company and/or individual performance or such other criteria as the Committee may determine.

7.2 Form and Time of Payment.  Any Stock Bonus awarded by the Committee will be paid as soon as administratively feasible after the close of the fiscal year for which the Stock Bonus is awarded, but no later than the last day of the seventy five (75) day period following the end of the fiscal year. Payment will be made in the form of whole Shares in a lump sum payment. If an Employee’s employment or an Outside Director’s term is terminated due to Disability, Retirement or death after the award of a Stock Bonus but before the payment of the Shares, the Employee and/or Outside Director or their respective  beneficiaries, as applicable, shall receive payment of the Shares within the time period referenced herein. If an Employee’s employment or an Outside Director’s term is terminated for any other reason after the award of a Stock Bonus but before the payment of the Shares, the payment shall be forfeited.

ARTICLE VIII
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

8.1 Special Provisions Applicable to Covered Participants. Awards to Covered Participants shall be governed by the conditions of this Article in addition to the requirements of Articles V, VI and VII above. Should conditions set forth under this Article conflict with the requirements of Articles V, VI and VII above, the conditions of this Article shall prevail:

(a) All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code.

(b) The Performance Criteria must be objective and must satisfy third party “objectivity” standards under Code Section 162(m).

(c) The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

(e) The aggregate maximum number of Shares subject to Awards that may be granted to any Covered Participant under Articles V, VI and VII  during any fiscal year of the Company shall be 50,000 Shares.

(f) All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deductions by the Company under Code section 162(m).

ARTICLE IX
CHANGE IN CONTROL

9.1 Change in Control Agreements. The provision of this Section regarding the terms and conditions of an Award Agreement upon a Change in Control shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Participating Company and such Participant which relate to the terms of the Awards hereunder, upon a Change in Control. Upon a Change in Control, the following shall apply:

(a) The Awards previously granted shall be immediately vested and not subject to forfeiture due to any subsequent termination from employment or removal or resignation from the Board, subject to Subsection (d) hereunder.

(b) Restrictions on any Restricted Stock shall be eliminated as of such event.

(c) If the Change in Control occurs before the end of the Performance Period, no further adjustment shall be made to the number of Shares of Restricted Stock contingently granted based on the Performance Criteria.

(d) Performance Shares shall be considered earned and shall not be subject to forfeiture due to any subsequent termination from employment. If the Change in Control occurs before the end of the Performance Period, the amount of the Performance Shares shall be determined assuming the Company has achieved a target performance level and, the amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder. If the Change in Control occurs after the end of the Performance Period but before the Performance Shares are paid, the amount payable shall be determined based on the actual performance level. In either case payment of the Performance Shares shall be made as soon as practicable following the Change in Control but no later than the close of the seventy five (75) day period following the earlier of the end of the Performance Period or the Change in Control.

9.2 Change in Control Defined. For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company which relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Participating Company or similar event.

(a) In the event there is no such agreement, “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger, share exchange or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied; or

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, share exchange or consolidation, in each case, unless, following such reorganization, merger, share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger, share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding  shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; or

(iv) Approval by the shareholders of the Company and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.

(b) Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Agreement, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

ARTICLE X
ADMINISTRATION

10.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made; (b) to determine the Participants to whom Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the length of a Performance Period or the termination of any Period of Restriction; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

10.2 Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

10.3 Rule 16b-3, Section 162(m) and Section 409A Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3, Section 162(m) or Section 409A, if applicable.

ARTICLE XI
 GENERAL PROVISIONS

11.1 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, subject to the statutory minimum, required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

11.2 Terms of Awards. Each Award granted under the Plan shall be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of death, Disability, or other termination of employment of the Participant on the Award.

11.3 Guidelines Applicable to all Awards. All Awards awarded to a Participant under the Plan and not previously paid shall be immediately forfeited and canceled in their entirety if the Participant, without the prior written consent of the Company, and while employed by the Company, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity which, in the  Committee’s judgment, competes directly or indirectly with the Company or any subsidiary in any of their lines of business.

11.4 Non-transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.

11.5 No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Participating Company.

11.6 Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

11.7 Construction of the Plan. Except to the extent superseded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the Commonwealth of Kentucky. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

11.8 Amendment of Plan or Awards. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m). In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. In addition, no amendment shall be made to an outstanding Award without written consent of the affected Participant. Notwithstanding the preceding, the Committee may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code, the Listed Company Manual of the New York Stock Exchange or Listing Standard 4350 (C) (i) (A) of NASDAQ.

11.9 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock awarded under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

11.10 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan and to make appropriate references to the restrictions imposed on such Shares.

11.11 Special Provisions for Certain Participants. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

11.12 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

11.13 Conflict with Employment Agreement. Except as specified in Article IX or otherwise restricted under Section 11.10, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

11.14 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

11.15 Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.

11.16 Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

11.17 No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. To the full extent permitted by law, the Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by the authorized officers as of this 1st day of January, 2010.

DELTA NATURAL GAS COMPANY, INC

BY:    /s/ Glenn R. Jennings
TITLE: Chairman of the Board, President and
  Chief Executive Officer

ATTEST:

BY:    /s/ John B. Brown
TITLE: Chief Financial Officer, Treasurer and Secretary